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               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                     ______________________

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                   GLOBAL LIFE SCIENCES, INC.
     (Exact Name of Registrant as Specified in Its Charter)

          Nevada                            33-0967353
      --------------                      ---------------
(State or Other Jurisdiction of          (I.R.S. Employer
Incorporation or Organization)         Identification No.)

                    c/o Randolf W. Katz, Esq.
                         Bryan Cave LLP
          2020 Main Street, Suite 600 Irvine, CA    92614
        -----------------------------------------  --------
     (Address of Principal Executive Offices)     (Zip Code)

           Global Life Sciences, Inc. 2003 Stock Plan
         -----------------------------------------------
                    (Full Title of the Plan)

                         Randolf W. Katz
                         Bryan Cave LLP
                   2020 Main Street, Suite 600
                        Irvine, CA  92614
                ---------------------------------
             (Name and Address of Agent for Service)

                         (949) 223-7103
                --------------------------------
  (Telephone Number, Including Area Code, of Agent for Service)


                 CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------
  Title of          Proposed       Proposed      Maximum      Amount
 Securities       Amount to be     Maximum      Aggregate       of
   to be           Registered      Offering      Offering   Registraion
 Registered                       Price Per       Price
                                    Share
--------------------------------------------------------------------------
Common Stock,       3,600,000       $0.10       $360,000*     $45.61
par value $0.001
per share

*  Estimated solely for the purpose of calculating the
   registration fee in accordance with Rule 457(h).  Pursuant to
   Rule 457(h)(1), this estimate is based upon the price at
   which the options may be exercised.
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                              -1-



                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation Of Documents By Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by this reference:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, and filed on April 15, 2003, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements.

     (b) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2003, and filed on May 20, 2003, pursuant to Section 13 or 15(d) of the Exchange Act.

     (c) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2003, and filed on August 14, 2003, pursuant to Section 13 or 15(d) of the Exchange Act.

     (d) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2003, and filed on November 18, 2003, pursuant to Section 13 or 15(d) of the
Exchange Act.

     (e) The Registrant's Current Report on Form 8-K with a date of Report of November 5, 2003, and filed on November 5, 2003, and
Form 8-K/A, filed on March 4, 2004, both pursuant to Section 13 or 15(d) of the Exchange Act.

     (f) The Registrant's Current Report on Form 8-K with a date of Report of November 18, 2003, and filed on November 19, 2003, pursuant to Section 13 or 15(d) of the Exchange Act.

     (g) The Registrant's Current Report on Form 8-K with a date of Report of November 17, 2003, and filed on November 20, 2003, pursuant to Section 13 or 15(d) of the Exchange Act.

     (h) The Registrant's Current Report on Form 8-K with a date of Report of November 20, 2003, and filed on November 20, 2003, pursuant to Section 13 or 15(d) of the Exchange Act.

     (i) The Registrant's Current Report on Form 8-K with a date of Report of December 1, 2003, and filed on December 1, 2003, pursuant to Section 13 or 15(d) of the Exchange Act.

     (j) The Registrant's Current Report on Form 8-K with a date of Report of January 14, 2004, and filed on January 15, 2004,
2003, pursuant to Section 13 or 15(d) of the Exchange Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description Of Securities.

     The Registrant's authorized capital as of the date of this Registration Statement, consists of 50,000,000 shares of common stock, par value $.001 per share and 5,000,000 of preferred stock, par value $.001 per share. 32,502,500 common shares were issued and outstanding as of March 15, 2004. There are no shares of Preferred Stock issued and outstanding. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. The Articles of Incorporation do not permit cumulative voting for the election of directors, and stockholders do not have any preemptive rights to purchase shares in any future issuance of the Registrant's common stock.

     Because the holders of shares of the Registrant's common stock do not have cumulative voting rights, the holders of more than 50% of the Registrant's outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the Registrant's directors.

     The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. In the event of liquidation, dissolution or winding up of the affairs of the Registrant, holders are entitled to receive, ratably, the net assets of the Registrant available to stockholders after payment of all creditors.

Item 5.  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

Nevada Revised Statutes

     Section 78.7502 of the Nevada Revised Statutes provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

Articles of Incorporation

     The Seventh Article of our Articles of Incorporation provides that a director shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, unless the breach involves (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of the Nevada General Corporation Law. Any repeal or modification of this article by the stockholders of this corporation shall not adversely affect any right or protection of any director of this corporation existing at the time of such repeal or modification. The Articles of Incorporation provide that we will indemnify all persons whom we may indemnify to the fullest extent permitted by the Nevada revised Statutes.

Bylaws

     Section 10.1 of our Bylaws provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereafter a "proceeding"), by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 10.3 of our Bylaws or with respect to proceedings to enforce rights to indemnification, we shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by our board of directors. The right to indemnification conferred in Section 10.1 of our Bylaws shall include the right to be paid by us the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Nevada General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to us of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses.

Item 7.  Not Applicable.

Item 8.  Exhibits.

4.1  Articles of Incorporation (1)
4.1a Articles of Merger (2)
4.1b Certificate of Correction (3)
4.2  Bylaws (4)
5.1* Opinion of Bryan Cave LLP regarding the validity of the securities being registered
23.1*     Consent of Hall & Company
23.2*     Consent of Quintanilla Accountancy Corporation
23.3*     Consent of Bryan Cave LLP (included in Exhibit 5.1)
24.1*     Power of Attorney
99.1*     Global Life Sciences, Inc. 2003 Stock Plan
_______________________
     *    Filed herewith.
     (1) Incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form SB-2, filed on August 17, 2001.
     (2) Incorporated herein by reference to Exhibit 3.3 to the Current Report on Form 8-K, filed on November 20, 2003.
     (3) Incorporated herein by reference to Exhibit 3.4 to the Current Report on Form 8-K, filed on November 20, 2003.
     (4) Incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form SB-2, filed on August 17, 2001.

Item 9.  Undertakings.

     (a)  We hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 23rd day of March, 2004.

                                   GLOBAL LIFE SCIENCES, INC.


                        By:  /s/ Prof. Dr. Dr. Hans-Jurgen Reimann
                            ---------------------------------------
                           Prof. Dr. Dr. Hans-Jurgen Reimann

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

 Signature                                Title                     Date
 ---------                                ------                   --------


/s/ Prof. Dr. Dr. Hans-Jurgen Reimann                           March 23, 2004
-------------------------------------
Prof. Dr. Dr. Hans-Jurgen Reimann       Chief Executive Officer,
                                        President and Secretary,
                                        Chairman of the Board
                                        of Directors


/s/ Dr. Antje Reimann                                           March 23, 2004
---------------------
Dr. Antje Reimann	                Secretary and Director


/s/ Thomas Kuspert                                              March 23, 2004
------------------
Thomas Kuspert                          Chief Financial
                                        Officer, Secretary,
                                        Vice President of
                                        Business Development,
                                        and Director

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Prof. Dr. Dr. Hans-Jurgen Reimann, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign any and all documents relating to this Registration Statement, including any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and supplements thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

 Signature                           Title                     Date
 ---------                           ------                   --------


/s/ Dr. Antje Reimann                                       March 23, 2004
---------------------
Dr. Antje Reimann	            Director


/s/ Thomas Kuspert                                          March 23, 2004
------------------
Thomas Kuspert                      Chief Financial
                                    Officer, Secretary,
                                    Vice President of
                                    Business Development,
                                    and Director

                          EXHIBIT INDEX

Exhibit Number      Description

     5.1 Opinion of Bryan Cave LLP regarding the validity of the securities being registered

     23.1      Consent of Hall & Company

     23.2      Consent of Quintanilla Accountancy Corporation

     23.3      Consent of Bryan Cave LLP (included in Exhibit 5.1)

     24.1      Power of Attorney

     99.1      Too Gourmet, Inc. 2003 Stock Plan